                                                                     EXHIBIT 19




                                    SAMARNAN

                             INVESTMENT CORPORATION

                              ANNUAL REPORT TO THE
               SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2002




                     SAMARNAN INVESTMENT CORPORATION TO THE
                   P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

                     (CHESHIER & FULLER, L.L.P. LETTERHEAD)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Samarnan Investment Corporation

We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the schedule of investments in securities, as of December 31, 2002, and the related statement of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 2002, the results of its operations for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U. S. generally accepted accounting principles.


                                    /s/ CHESHIER & FULLER, L.L.P.

                                    CHESHIER & FULLER, L.L.P.
Dallas, Texas
March 7, 2003

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                December 31, 2002



Assets:
    Investments in securities at fair value (identified cost $16,528,053)    $ 17,233,695
    Cash                                                                           93,257
    Accrued dividends receivable                                                   11,824
    Accrued interest receivable                                                   145,327
                                                                             ------------
    Total assets                                                               17,484,103
                                                                             ------------
Liabilities:
    Accounts payable                                                               22,557
                                                                             ------------
    Total liabilities                                                              22,557
                                                                             ------------
    Net Assets                                                               $ 17,461,546
                                                                             ============
Analysis of net assets:
    Capital shares - authorized 2,000,000 shares of $1 par value;
       outstanding 1,201,768 shares                                          $  1,201,768
    Accumulated distributions of $1,154,071 in excess
       of net realized gains of $171,288                                         (982,783)
    Unrealized appreciation of investments                                        705,641
    Undistributed net investment income                                           730,611
    Retained earnings at April 29, 1978, commencement of operations
       as an investment company                                                15,806,309
                                                                             ------------
    Net assets applicable to outstanding capital shares, equivalent
       to $14.53 per share                                                   $ 17,461,546
                                                                             ============



                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Years Ended December 31, 2002 and 2001


                                                                 2002             2001
                                                             ------------     ------------
Increase (decrease) in net assets from operations:
    Net investment income                                    $    575,208     $    584,736
    Net realized gain (loss) from investment transactions           5,417         (447,277)
    Increase (decrease) in unrealized appreciation
        of investments                                           (184,506)        (371,173)
                                                             ------------     ------------

Net increase (decrease) in net assets from operations             396,119         (233,714)
                                                             ------------     ------------

Dividends and distributions to shareholders:
    Net investment income                                        (564,831)        (588,866)
                                                             ------------     ------------


Decrease in net assets from dividends and distributions
    to shareholders                                              (564,831)        (588,866)
                                                             ------------     ------------

    Decrease in net assets                                       (168,713)        (822,580)

Net assets:
    Beginning of year                                          17,630,259       18,452,839
                                                             ------------     ------------

    End of year (including undistributed investment
        income of $730,611 and $720,233, respectively)       $ 17,461,546     $ 17,630,259
                                                             ============     ============


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                            Statement of Operations
                          Year Ended December 31, 2002

Investment income:
    Dividends                                                                      $   154,048
                                                                                   -----------
    Interest                                                                           569,084
        Total income                                                                   723,132
                                                                                   -----------
Expenses:
    Investment advisory fee                                                             76,934
    Legal and professional fees                                                         27,906
    Audit fees                                                                          14,000
    Directors fees                                                                       7,800
    Custodian expense                                                                   12,000
    Administrative fees                                                                  5,050
    Office and printing supplies                                                         3,414
    Franchise tax                                                                          820
                                                                                   -----------
        Total expenses                                                                 147,924
                                                                                   -----------

Net investment income                                                                  575,208
                                                                                   -----------

Realized and unrealized gain (loss) on investments:
    Realized gain from security transactions - excluding short-term securities:
        Proceeds from sales                                                          5,518,315
        Cost of securities sold, net of amortization of bond premiums                5,512,898
                                                                                   -----------
        Net realized gain                                                                5,417
                                                                                   -----------

    Unrealized appreciation (depreciation) of investments:
        Beginning of period                                                            890,148
        End of period                                                                  705,642
                                                                                   -----------
        Decrease in unrealized appreciation on investments                            (184,506)
                                                                                   -----------
            Net realized and unrealized loss on investments                           (179,089)
                                                                                   -----------

        Increase in net assets from operations                                     $   396,119
                                                                                   ===========

Total expenses as a percentage of total investment income                                20.50%
                                                                                   ===========


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                              Financial Highlights
              For Each of the Years in the Five-Year Period Ended
                                December 31, 2002


                                          2002            2001            2000            1999            1998
                                       -----------     -----------     -----------     -----------     -----------

Per share data
-----------
Investment income                      $       .60     $       .62     $       .71     $       .75     $       .81
Expenses                                      (.12)           (.14)           (.13)           (.10)           (.10)
                                       -----------     -----------     -----------     -----------     -----------
    Net investment income                      .48             .48             .58             .65             .71

Net realized and unrealized gains
    (losses) on investments                   (.15)           (.68)            .54            (.71)            .15
Dividends from net investment income          (.47)           (.49)           (.58)           (.67)           (.71)
Distributions from net realized
    long-term gains on securities               --              --              --              --              --
                                       -----------     -----------     -----------     -----------     -----------
Net increase (decrease) in
    net asset value                           (.14)           (.69)            .54            (.73)            .15
Net asset value:
    Beginning of period                      14.67           15.36           14.82           15.55           15.40
                                       -----------     -----------     -----------     -----------     -----------
    End of period                            14.53     $     14.67     $     15.36     $     14.82     $     15.55
                                       ===========     ===========     ===========     ===========     ===========

Total return                                  2.25%          (1.32)%          7.56%           (.39)%          5.58%

Ratios

Net assets, end of period (000)        $    17,462     $    17,630     $    18,453     $    17,808     $    18,684

Expenses to average net assets                 .83             .93             .87             .70             .66
Investment income from operations
    to average net assets                     4.08            4.22            4.71            5.03            5.22
Portfolio turnover                           32.00           47.00           54.00           34.00           29.00
                                       ===========     ===========     ===========     ===========     ===========

Average shares outstanding               1,201,768       1,201,768       1,201,768       1,201,768       1,201,768
                                       ===========     ===========     ===========     ===========     ===========


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2002

                                                             Principal
                                                               Amount     Fair
                                                             or Shares    Value
                                                             ---------  --------
Common Stocks -- 28.50%
Basic materials -- .70%
     ALCOA, Inc.                                               5,000    $113,900
Capital goods -- .90%
     Rockwell Collins, Inc.                                    6,600     153,516
Chemicals -- .70%
     Du Pont                                                   2,800     118,720
Consumer discretionary -- 1.50%
     Disney Co. Holding                                        6,200     101,122
     Proctor & Gamble Co.                                      1,000      85,940
     Sears Roebuck & Co.                                       2,900      69,455
Construction Services -- .70%
     Lennar Corp                                               2,300     118,680
Consumer Staples -- 1.80%
     Conagra, Inc.                                             5,700     142,557
     Dean Foods Co.                                            4,400     163,240
Exploration & Drilling -- 3.50%
     Apache Corp.                                              2,860     162,992
     Noble Corp.                                               3,800     133,570
     XTO Energy Corp.                                          7,400     182,780
     Nabors Industries Ltd                                     3,400     119,918
Financial Services -- 6.50%
     Bank One Corp.                                            3,000     109,650
     American Express                                          3,500     123,725
     Citigroup, Inc.                                           3,199     112,573
     M&T Bank                                                  1,500     119,025
     Doral Financial Corp.                                     6,150     175,890
     Prudential Financial                                      4,000     126,960
     First Tennessee Natl. Corp.                               3,300     118,602
     Federal National Mtg Assoc                                1,700     109,361
     Hartford Financial Svs                                    2,800     127,204
Healthcare -- .70%
     Bard CR Inc.                                              2,200     127,600



                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2002

                                                             Principal
                                                              Amount     Fair
                                                             or Shares    Value
                                                             ---------  --------
Pharmaceuticals -- 1.20%
    King Pharmaceuticals                                      7,600      130,644
    Pfizer, Inc.                                              2,900       88,653
Insurance -- 1.30%
    Reinsurance Group America, Inc.                           4,200      113,736
    Unitrmn, Inc.                                             3,900      113,958
Oil/Domestic -- 1.40%
    Exxon Mobil Corp.                                         3,500      122,290
    Kerr McGee Corp.                                          2,700      119,610
Technology -- 3.20%
    Apple Computer                                            6,400       91,712
    General Electric                                          4,500      109,575
    IBM                                                       1,400      108,500
    United Technologies Corp.                                 1,900      117,686
    Hewlett-Packard Co.                                       7,465      129,592
Transportation & Services -- .70%
    General Motors                                            3,400      125,324
Utilities -- 2.60%
    Bellsouth Inc.                                            4,300      111,241
    Progress Energy, Inc.                                     2,806      121,640
    Verizon Communications                                    3,000      116,250
    Hawaiian Elec. Ind.                                       2,100       92,358
Mutual Fund -- 1.10%
    Brazos Microcap                                          16.024      189,404
                                                                       ---------

        Total common stocks (cost $5,038,042)                          4,919,153
                                                                       ---------
Other Equity Interests -- 7.0%
REITS - 7.0%
    Apartment Invest. & Mgmt                                  2,900      108,692
    Archstone Smith Tr.                                       4,700      110,638
    Boston Properties                                         2,900      106,894
    Equity Office Properties                                  4,400      109,912
    Equity Residential Properties                             4,700      115,526
    Health Care Property                                      3,200      122,560
    Kimco Realty                                              2,600      116,432
    Prologis TR                                               5,900      148,385
    Simon Property Group                                      4,400      149,908



                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2002

                                                         Principal
                                                          Amount         Fair
                                                         or Shares       Value
                                                         ---------     ---------
    Vornado Realty                                           3,000       111,600
                                                                       ---------

        Total other equity interests (cost $1,091,502)                 1,200,547
                                                                       ---------
Municipal Bonds -- 64.50%
ALABAMA -- 3.20%
    Alabama CLG & Univ. Tuskegee
        5.500%, due 09/01/07                               500,000    $  554,100
ALASKA - 2.50%
    Alaska State Housing Finance Corp.
        5.900%, due 12/01/04                               400,000       423,880
CALIFORNIA -- 0.90%
    Upland California Community
        4.650%, due 12/01/03                               150,000       151,303
COLORADO -- 3.00%
    Colorado Ed. & Cultural
        5.250%, due 04/01/11                               140,000       147,073
    Colorado Ed. & Cultural
        5.750%, due 06/01/16                                98,530       101,207
    Colorado Ed. & Cultural
        6.875%, due 12/15/20                               250,000       269,933
FLORIDA -- 10.00%
    North Miami Health Fac. Rev. Catholic
        5.300%, due 08/15/06                               200,000       222,478
    North Miami Health Fac. Rev. Catholic
        5.400%, due 08/15/07                               375,000       421,485
    Volusia City Health Fac.
        6.000%, due 06/01/12                               600,000       644,700
    Florida Housing Fin. Corp.
        6.000%, due 10/01/19                               430,000       442,010
GEORGIA -- 3.50%
    Summerville, GA
        4.50% due 01/01/05                                 250,000       256,740
    Summerville, GA Pub
        5.000% due 01/01/11                                 75,000        79,568
    Fairburn Combined Utilities
        5.375%, due 10/01/13                               250,000       268,482


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2002

                                                          Principal
                                                           Amount      Fair
                                                          or Shares    Value
                                                          ---------  --------
ILLINOIS -- 10.40%
    Chicago, IL Waste Water Rev.
        5.400%, due 01/01/06                              500,000    549,190
    Illinois Health Fac. Auth.
        6.000%, due 02/15/11                              500,000    534,510
    Illinois Health Fac.
        5.120%, due 12/01/15                              250,000    251,770
    Illinois Dev Fin Auth
        5.700% due 07/01/12                               190,000    198,303
    Maywood, IL G.O.
        5.500% due 01/01/16                               250,000    263,898
INDIANA -- .90%
    Indiana St. Edl Fac
        5.400% due 10/01/13                               150,000    157,212
KENTUCKY -- 1.40%
    Kentucky Infrastructure
        5.000% due 08/01/09                               210,000    233,165
LOUISIANA -- 4.20%
    Louisiana Housing Fin. Agency
        6.000%, due 09/01/15                              670,000    726,287
MINNESOTA -- 4.20%
    Goodhue Cnty MN EDA Lease
        5.600%, due 02/01/09                              285,000    303,893
    Harmony, MN MFHR-Zedakah
        5.700%, due 03/01/11                              140,000    143,500
    Golden Valley, MN Rev.
        5.500%, due 12/01/25                              300,000    281,040
MISSOURI -- 1.30%
    Missouri State Health
        5.500%, due 02/01/09                              200,000    218,004
NEVADA -- 5.10%
    Clark County, NV Sch. Dist. A
        5.500%, due 06/15/07                              800,000    885,368
NEW HAMPSHIRE -- 1.80%
    New Hampshire Higher Ed.
        5.375% due 01/01/15                               275,000    307,043


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                     Schedule of Investments in Securities
                               December 31, 2002

                                                       Principal
                                                        Amount         Fair
                                                       or Shares       Value
                                                       ---------    ----------
OHIO -- 1.30%
    Lucus County
        4.10% due 03/01/05                              100,000        102,750
    Mahoning, OH Healthcare
        4.00% due 03/31/05                              125,000        128,125
PENNSYLVANIA -- 4.60%
    Montgomery County PA IDA
        5.625%, due 11/15/12                            500,000        523,990
    Latrobe TDA St. Vincent
        5.375%, due 05/01/13                            250,000        268,425
SOUTH DAKOTA -- 1.00%
    South Dakota H&E
        4.500% due 04/01/02                             175,000        171,785
TEXAS -- 1.30%
    Bexar Cnty, TX Hsg. Fin. Corp.
        5.625%, due 12/01/11                            210,000        217,192
WISCONSIN -- 3.90%
    Wisconsin Health & Ed. Sinai
        5.500%, due 08/15/08                            600,000        665,586
                                                                    -----------

        Total Municipal Bonds (cost $10,398,509)                     11,113,995
                                                                    -----------

        Total -- 100% (cost $16,528,053)                            $17,233,695
                                                                    ===========


                See accompanying notes to financial statements.

                        SAMARNAN INVESTMENT CORPORATION
                         Notes to Financial Statements
                               December 31, 2002

(1)      Summary of Significant Accounting Policies

         The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end, management investment company. The fund seeks tax free income and preservation of capital through a diversified portfolio of bonds and equity securities. The significant accounting policies followed by the Company are summarized as follows:

         (a)      Securities

                  Investments in securities are carried at fair value. Security transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each sale. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis.

                  Fixed-income securities are valued at prices obtained from a pricing service, when such prices are available; however, in circumstances where the investment adviser deems it appropriate to do so, such securities will be valued at the mean quoted bid and asked prices or at prices for securities of comparable maturity, quality and type.

                  Investments in securities traded on a national securities exchange (or reported on the NASDAQ national market) are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price. Restricted securities and other securities for which quotations are not readily available are valued at fair value as determined by the board of directors.

         (b)      Dividends and Distributions

                  Dividends and distributions to shareholders are recorded on the ex-dividend date.

         (c)      Bond Premiums and Discounts

                  Bond premiums are amortized to the maturity date of the bond on a straight-line basis. Bond discounts are not amortized; these are included as realized gains when the bond is sold or matures. The amortization for any one year is not material.

         (d)      Accounting Estimates

                  The preparation of financial statements in conformity with
                  U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

                        SAMARNAN INVESTMENT CORPORATION
                         Notes to Financial Statements
                               December 31, 2002

(2)      Investment Advisory Contract

         The Company has contracted with Voyageur Asset Management, Inc., a wholly-owned subsidiary of Dain Rauscher Corporation, to provide investment advisory services. Under this contract, the Company is furnished investment, clerical and statistical services regarding its investments in debt securities. The fee for these investment advisory services is based on .27% of the value of the assets in the debt portfolio and is paid on a quarterly basis in arrears.

         Effective April 1, 1999 the Company contracted with Westwood Management Corp. to provide investment advisory services. Under this contract, the Company is furnished investment, supervisory and clerical services regarding its investment in equity securities. The fee for these investment advisory services is based on 0.75% of the value of the assets in the equity portfolio and is paid on a quarterly basis in arrears.

(3)      Federal Income Taxes

         No provision has been made for Federal income taxes since it is the plan of the Company to distribute substantially all of its investment income, including the net realized gains on investments, and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

(4)      Securities Transactions

         In 2002, cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $5,512,716 and $5,518,315, respectively.

         There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 2002 were $1,190,758 and $485,116, respectively.

(5)      Dividends and Distributions to Shareholders

         Cash dividends paid during the years ended December 31, 2002 and 2001 amount to $.47 and $.49 per share, respectively.

         Cash dividends of $.13 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 23, 2003, payable to shareholders of record February 3, 2003.

(6)      Concentrations of Credit Risk

         At various other times during the year, the Company had cash balances in excess of federally insured limits of $100,000.

                         SAMARNAN INVESTMENT CORPORATION
         P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651 / TEL: 817.645-2108
    FAX: 817.641-7884 / EMAIL: samarnan@aol.com / INTERNET: www.samarnan.com
                                                       (Under Construction)


BOARD OF DIRECTORS                                LEGAL COUNSEL
     Nancy Walls Devaney                               Richard S. Whitesell, Jr.
     Joe Monteleone                                    4211 Arcady Avenue
     Martha Walls Murdoch                              Dallas, Texas 75205
     Steve Sikes
     Roland Walden                                INDEPENDENT AUDITORS
     Sam Walls                                         Cheshier & Fuller, L.L.P.
     Tommy Yater                                       14175 Proton Road
                                                       Dallas, Texas 75244
OFFICERS
     Sam Walls, President                         INVESTMENT ADVISORS
     Nancy Devaney, Vice President                     Voyageur Asset Management Inc.
     Jerry Wheatley, Secretary/Treasurer               Suite 4300
                                                       90 South Seventh Street,
CUSTODIAN                                              Minneapolis, Minnesota 55402
     Westwood Trust
     300 Crescent Court, Suite 1300                    Westwood Management Corp.
     Dallas, Texas 75201                               300 Crescent Court, Suite 1300
                                                       Dallas, Texas 75201

                                                  REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held in your           Securities Transfer Corporation
name) with questions regarding your account            2591 Dallas Parkway, Suite 102
such as change of name or address or lost              Frisco, TX 75034
certificates should contact our transfer agent         Telephone: 469.633-0101
as shown at the right.                                 Fax: 469.633-0088
                                                       http://www.stctransfer.com


ANNUAL MEETING

The Annual Meeting of Shareholders of Samarnan Investment Corporation will be held April 24, 2003, at 11:00 AM, in the Palermo Room of the Holiday Inn Fort Worth South Conference Center, 100 Alta Mesa East Boulevard (Alta Mesa at Interstate 35W South), Fort Worth, Texas.

-----------------

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end investment management company.